Exhibit 99.4

Capmark Finance Inc.

Report on Compliance with Minimum

Master Servicing Standards

December 31,2006

Deloitte & Touche LLP
1700 Market Street
Philadelphia, PA 19103
USA

Tel:	215-246-2300
Fax:	215-569-2441

INDEPENDENT ACCOUNTANTS’ REPORT

To the Board of Directors and Shareholders of
Capmark Finance Inc.:

We have examined management’s assertion that Capmark Finance Inc. (the “Company”) has complied as of and for the year ended December 31, 2006, with its established minimum master servicing standards (“Master Servicing Policy”) described in the accompanying Management’s Assertion Concerning Compliance With Minimum Master Servicing Standards dated March 1, 2007. Management is responsible for the Company’s compliance with the Master Servicing Policy. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the Master Servicing Policy and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with the Master Servicing Policy.

In our opinion, management’s assertion that the Company complied with the aforementioned Master Servicing Policy as of and for the year ended December 31, 2006 is fairly stated, in all material respects.

March 1, 2007

THIS REPORT MAY NOT BE INCLUDED, REFERENCED TO, OR INCORPORATED BY REFERENCE IN ANY PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Management’s Assertion Concerning Compliance
With Minimum Master Servicing Standards

March 1, 2007

As of and for the year ended December 31, 2006, Capmark Finance Inc has complied in all material respects, with the minimum master servicing standards set forth in the company’s Master Servicing Policy (attached in exhibit II) which were derived from the Mortgage Banker’s Association of America’s Uniform Single Attestation Program for Mortgage Bankers. A listing of transactions associated with master servicing responsibility is listed in exhibit I.

As of December 31, 2006, the company was covered by insurance policies providing for $100 million of fidelity bond insurance and $100 million of errors and omission insurance.

Michael I. Lipson

Executive Vice President

Capmark Services

Joseph A. Funk

Managing Director

Capmark Services

Exhibit I

Capmark Finance Inc.

Transactions Associated with Master Servicing

Responsibilities

ACMF I SERIES 1997-C1

AETNA SERIES 1995-C5

ASC SERIES 1996-D3

ASC SERIES 1997-D4

ASC, SERIES 1997-D5

ATHERTON SERIES 1997-A

BACM 2001-1

BACM 2002-X1

BOA SERIES 2002-FX1

BKB SERIES 1997-C1

CALSTRS SERIES 2002-C6

CAPCO, SERIES 1998-D7

CBA SERIES 2006-1PPM

CD SERIES 2006 CD3 Mortgage Trust

CG SERIES 2004-FL1

CGCMS SERIES 2005-EMG

CDC, SERIES 2002-FX1

CHASE SERIES 1996-1

CHASE SERIES 1997-1

CHASE SERIES 1996-C2

CHASE SERIES 1997-2

CHASE SERIES 1998-2

CHASE, SERIES 1998-1

CHASE, SERIES 2000-FL1

CHASE, SERIES 2001-FL1

CITIGROUP LEASE SERIES 1999-1

CHASE-FIRST UNION, 1999-1

COMM SERIES 2001-J2

COMM SERIES 2003-LNB1

COMM SERIES 2005-C6

COMM SERIES 2004-LNB4

COMM SERIES 2006-FL1

CSFB SERIES 2001-CF2

CSFB SERIES 2005-C1

CSFB 2001-SPG1

CSFB SERIES 1995-M1

COMM SERIES FL11

CIBC, INC

COMM SERIES 2006 FL12

COMM, SERIES 2001-FL5

COMM, SERIES 2004-LNB2

COMMERCIAL LENDING, LLC

Credit Suisse 2005-C1

CREDIT SUISSE FIRST BOSTON SERIES 1995-MI

CSFB SERIES 2001-CF2

CSFB SERIES 2006 C1

CSFB, SERIES 1997-PS1

CSFB, SERIES 1998-PS2

CSFB, SERIES 1999-PS3

CSFB, SERIES 2000-PS4

CSFB, SERIES 2005-C5

DEUTSCHE COMM, SERIES 2001-J2

DILLON REED, SERIES 1993-K1

DILLON REED, SERIES 1994-K1

DILLON REED, SERIES 1994-K2

DLJ 1996-CF1

DLJ 1997-CF1

DLJ SERIES 1994-MF1

EDI

EDII

EMAC OWNER TRUST SERIES 1998-1

EMAC OWNER TRUST SERIES 1999-1

EMAC OWNER TRUST SERIES 2000-1

FMAC SERIES 1991-A

FMAC SERIES 1993-B

FMAC SERIES 1994-A

FMAC SERIES 1995-B

FMAC SERIES 1997-A

FMAC SERIES 1997-B

FMAC SERIES 1997-C

FMAC SERIES 1998-A

FMAC SERIES 1998-B

FMAC SERIES 1998-C

FMAC SERIES 1998-D

FMAC SERIES 2000-A

FMAC SERIES 1996-B

FMHA

FNMA SERIES 1998-M1

FNMA CEB ZIONS FIRST NATL BK

FOREST CITY SERIES 1994-1

FREEHOLD MALL 2001-FRM

G3 STRATEGIC INV. LP 2002 WL1

GFCM SERIES 2003-1

GIA SERIES 2001-A

GCCF, SERIES 2005-GG3

GGP MALL PROP TR-SER 2001-GGP1

GMAC SERIES 2006 C1

GMACCM 1999-CTLl

GMACCM 2003-C3

GMACCM 2004 C3

GMACCM SERIES 1997-C1

GMACCM SERIES 1997-C2

GMACCM SERIES 1998-C1

GMACCM SERIES 1998-C2

GMACCM SERIES 1999-C1

GMACCM SERIES 1999-C2

GMACCM SERIES 1999-C3

GMACCM SERIES 2000-C1

GMACCM SERIES 2000-C2

GMACCM SERIES 2000-FL-E

GMACCM SERIES 2001-C1

GMACCM SERIES 2001-C2

GMACCM SERIES 2001-FL1

GMACCM SERIES 2003-FL1

GMACCM, SERIES 2001-A

GMACCM SERIES 2002-C3

GMACCM, SERIES 2002-C2

GMACCM, SERIES 2002-FL1

GMACCM, SERIES 2003-C1

GMACCM, SERIES 2003-C2

GMACCM, SERIES 2003-FL-SNF

GMACCM, SERIES 2004-C1

GMACCM, SERIES 2004-C2

GMACCM, SERIES 2005-C1

GMACCM-GIA

GMACCMS, SERIES 2000 C3

GMACCMS, SERIES 2000-FL-F

GMACCMS, SERIES 2002-C1

G-MAX, SERIES 2002-FX-l

GS MORTGAGE SECURITIES CORP SERIES 2001-GL III

GS MTGE SECURITIES CORP II SERIES 2001-1285

GS SERIES 1998-GLII

GSMC II, SERIES 2005-GG4

GSMSC II SERIES 1997-GL1

GSMSC II, SERIES 1998-GLII

GSMSC II, SERIES 1998-GLII

GSMSC II, SERIES 1998-GLII

GSMSC II SERIES 2001-GL3

GSMSC II SERIES 2001 ROCK

GSMSC II, SERIES 2002-GSFL V

GSMSC II, SERIES 2003 C1

GSMSC II, SERIES 2005-GSFLVII

GSMSCII SERIES 1998-C1

GSMSCII SERIES 1999-C1

HUD

IPS, SERIES 2005-1

JP MORGAN CAPITAL

JP MORGAN CHASE SERIES 2001-A

JPMC SERIES 2001-CIBC1

JPMC SERIES 2002-C3

JPMC SERIES 2004-C1

JPMC SERIES 2004-CIBC10

JPMC SERIES 2004-CIBC8

JPMC SERIES 2004-LN2

JPMC SERIES 2005-LDP4

JPMC SERIES 2005-LDP5

JPMC SERIES 2001-A

JPMC SERIES 2004-CIBC9

JPMC SERIES 2005 LDP4

JPMC SERIES 2006 CIBC 14

JPMC SERIES 2006 CIBC 16

JPMC SERIES 2006 LDP7

JPMC SERIES LDP7

JPMC, SERIES 2004-C2

JPMC, SERIES 2005 LDP4

JPMC, SERIES 2005-CIBC11

JPMC, SERIES 2005-CIBC12

JPMC, SERIES 2005-LDP3

JPMCC SERIES 2006-FL2

JPMCC SERIES 2006 LDP6

JPMCC SERIES 2006-LDP9

L LEHMAN BROERS HOLDINGS, INC.

LASALLE SERIES 2005-MF1

LASALLE SERIES 2006 MF2

LASALLE SERIES 2006 MF3

LB COMMERCIAL SERIES 1996-C2

LB COMMERCIAL SERIES 1998-C1

LEHMAN BROTHERS SERIES 1995-C2

LEHMAN BROTHERS SERIES 1992-1

LEHMAN BROTHERS SERIES 1992-2

LLL SERIES 1997-LL1

LONG LANE MASTER TRUST

LIBRARY TOWERS

LTC, SERIES 1998-1

MCF SERIES 1993-CI & C2

MCF SERIES 1996-MC1

MCF SERIES 1996-MC2

MCF SERIES 1998-MC1

MCF SERIES 1998-MC3

MCF SERIES 1998-MC2

MERRILL LYNCH SERIES 1998-C1

MERRILL LYNCH SERIES 1996-C1

MERRILL LYNCH SERIES 1997-C1

MERRILL LYNCH SERIES 1998-C2

MERRILL LYNCH 1999 CANADA 2

MERRILL LYNCH SERIES 1995-C3

MERRILL LYNCH SERIES I996-C1

MERRILL LYNCH SERIES 1998-Cl-CTL

MERRILL, SERIES 1997-C1

MLCFC TRUST SERIES 2006-3

MLML SERIES 2000-BELL MOBILITY

MLMT SERIES 2005 LC 1

MORGAN STANLEY 2002 HQ

MORGAN STANLEY SERIES 1997-C1

MORGAN STANLEY SERIES 1997-XL1

MORGAN STANLEY SERIES 1998-CF1

MORGAN STANLEY SERIES 1998-HF1

MORGAN STANLEY SERIES 1998-HF2

MORGAN STANLEY SERIES 2002-HQ

MORGAN STANLEY SERIES 1999-RM1

MSCI, SERIES 2003-IQ5

MSDW 2005 IQ 10

MSDW SERIES 2001-PPM

MSDW, SERIES 1997-HF1

MSDW, SERIES 1999-FNV1

MSDW, SERIES 2001-IQ

MSDW SERIES 2002-IQ3

MSDW SERIES 2002-WM

MSDW, SERIES 2003-IQ4

MSIC SERIES 2006 IQ12

NATIONSLINK SERIES 1996-1

NB SERIES DMC

NEW ENGLAND MUTUAL LIFE 1993-1

NOMURA ASSET SERIES 1993-1

NOMURA ASSET SERIES 1995MD-IV

NOMURA ASSET SERIES 1996MD-VI

NOMURA SERIES 1998-D6

NOMURA, SERIES 1998-STI

OREGAN, SERIES 1995-1

PAINE WEBBER SERIES 1996-MI

PRUDENTIAL SECURITIES

REAL - T, SERIES 2004-1

RJ MORTGAGE, SERIES 1993-K-A

SASCO SERIES 1997-C1

SASCO SERIES 1997-LL1

SB SERIES 1999-C1

SB SERIES 2000-C1

SC FUNDING, SERIES 1993-1

SDC MACERICH PROPERTIES LP CMO

TW HOTEL SERIES 2005-LUX

U-HAUL SERIES 1993-1

USGI SERIES 1992-1

Exhibit II

CAPMARK FINANCE Inc.

Minimum Master Servicing Policy

I.              CUSTODIAL BANK ACCOUNTS

1.     Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

•      Be mathematically accurate;

•      Be prepared within thirty (30) calendar days after the cutoff date;

•      Be reviewed and approved by someone other than the person who prepared the reconciliation; and

•      Document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of identification.

2.     Funds of the servicing entity shall be advanced as specified in the servicing agreement in cases where there is an overdraft in an investor’s or a mortgagor’s account and an advance is specified in the investor’s Servicing Agreement.

3.     All cash for each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor or in an investment account in accordance with the applicable servicing agreement requirements.

4.     Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.            MORTGAGE PAYMENTS

1.     Mortgage payments which are properly identified with the Company’s account number and which agree to the total amount of the scheduled payment due shall be deposited into the clearing bank accounts and related custodial bank accounts within two business days of receipt. Any mortgage payments which do not meet these parameters will be researched and deposited into the appropriate bank accounts within five business days of receipt.

2.     Mortgage payments made in accordance with the mortgagor’s loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

III.           DISBURSEMENTS

1.     Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

2.     Amounts remitted to investors per the servicer’s investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

IV.           INVESTOR ACCOUNTING AND REPORTING

1.     The servicing entity’s investor reports shall agree with, or reconcile to, investors records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.            INSURANCE POLICIES

1.     A fidelity bond and errors and omissions policy shall be in effect on the servicing entity in the amount of coverage represented to investors in management’s assertion.

VI.           MONITORING OF SUBSERVICER COMPLIANCE

1.     Within 120 days of calendar year end or subservicer’s year end, the subservicer’s management assertions about compliance with minimum servicing standards, which were derived from the Mortgage Banker’s Association of America’s Uniform Single Attestation Program for Mortgage Bankers, and the Independent Auditors Report on management’s assertions shall be reviewed, and if material exceptions are found, appropriate corrective action will be taken.

2.     An annual certification from each subservicer stating that the subservicer is in compliance with its subservicing agreement shall be obtained for the previous calendar year.